SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2015

Saul Centers, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2015, the Company held its Annual Meeting of Stockholders, at which Philip D. Caraci, Gilbert M. Grosvenor, Philip C. Jackson, Jr., and Mark Sullivan III were reelected to the Board of Directors for three year terms expiring at the 2018 Annual Meeting. The terms of the remaining Board members did not expire as of the May 8, 2015 meeting, and those individuals continue as directors of the Company. Holders of 18,890,019 shares of the Company’s common stock voted in person at the meeting or by proxy (representing 90.8% of the 20,797,898 shares eligible to vote) as follows:

In Favor         Withheld     Not Voted
Philip D. Caraci            18,061,691     828,328    1,160,065
Gilbert M. Grosvenor        18,459,979     430,040    1,160,065
Philip C. Jackson, Jr.        18,440,954     449,065    1,160,065
Mark Sullivan III            18,807,395     82,624    1,160,065

The stockholders voted for the ratification of Ernst & Young as independent public accountants as follows:

In Favor        Opposed        Abstain
19,989,975    45,234        14,875

Item 8.01. Other Events.

The Company posted on its web site, www.saulcenters.com, a presentation given by management at the Company’s annual meeting of stockholders. The presentation is Exhibit 99. (a) to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.(a) Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: May 12, 2015

EXHIBIT INDEX

Exhibit No.	Description
99. (a)	Annual Meeting Presentation, delivered May 8, 2015.